                                                                     EXHIBIT 4.2

                                RADIOLOGIX, INC.

                           10.5% SERIES B SENIOR NOTE
                                    DUE 2008

                                                            CUSIP No.: 75040KAC3
No. 1                                                            $______________


         Radiologix, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________ Dollars, on December 15, 2008.

         Interest Payment Dates: June 15 and December 15 commencing June 15,
2002.

         Record Dates:  June 1 and December 1.

         Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   RADIOLOGIX, INC.,
                                   a Delaware corporation


                                   By:
                                      ------------------------------------------
                                   Name:    Mark L. Wagar
                                   Title:   Chairman of the Board and Chief
                                            Executive Officer



                                   By:
                                      ------------------------------------------
                                   Name:    Sami Abbasi
                                   Title:   Chief Financial Officer and
                                            Executive Vice President



Dated:              , 2002
        ------------

         This is one of the Notes described in the within-mentioned Indenture.

                                   U.S. BANK, N.A.


                                   By:
                                      ------------------------------------------
                                       Authorized Signatory

Dated:              , 2002
        ------------

                                 (Back of Note)

                      10.5% Series B Senior Notes due 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Radiologix, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.5% per annum from December 12, 2001 until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in

Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained in the Borough of Manhattan, The City and State of New York for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest and premium, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, U.S. Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of December 12, 2001 ("Indenture") among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

         5. Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section, the Company shall not have the option to redeem the Notes pursuant to this Section prior to December 15, 2005. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after December 15, 2005, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due on the corresponding Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest thereon to the Redemption Date:

        YEAR                                                PERCENTAGE
        ----                                                ----------
        2005........................................         105.250%
        2006........................................         102.625%
        2007 and thereafter.........................         100.000%

                  (b) Notwithstanding the provisions of clause (a) of this Section, at any time or from time to time on or prior to December 15, 2004, upon any Public Equity Offering, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 110.500% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest due on the Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

                  (c) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the Redemption Date.

         6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

         7. Offers to Purchase.

                  (a) Change of Control. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period ") or such other period as may be required by applicable law. Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

                  On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price of all Notes so tendered and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest) and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  (b) Asset Sale. Except as otherwise set forth in Section 4.14 of the Indenture, the Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or one of its Subsidiaries or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale "), unless: (1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents; and (2) the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale, such determination to be made in good faith by the Company's Board of Directors for Asset Sales exceeding $2,000,000. Solely for purposes of
         (1) above, (a) any

         Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company is and its Subsidiaries are fully and unconditionally released from any and all obligations in connection therewith, (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received, and (c) the fair market value, as determined in good faith by the Board of Directors, of any asset (other than securities) received by the Company or any Subsidiary that, in the good faith reasonable judgment of the Company's Board of Directors, will immediately constitute or be a part of a Related Business shall be deemed to be cash or Cash Equivalents. Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom are: (a) invested in fixed assets and property (other than notes, bonds, obligations and other securities, except in connection with the acquisition of a Guarantor in a Related Business) that in the good faith reasonable judgment of the Company's Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction; or (b) used to retire Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale or to permanently reduce the amount of Indebtedness outstanding under the Credit Agreement; or (c) applied to the optional redemption of the Notes in accordance with the terms of the Indenture and the Company's other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

                  The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute "Excess Proceeds". Within 30 days after the date that the amount of Excess Proceeds exceeds $10,000,000, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture (other than for making Restricted Payments that are not Investments) and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and

Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented (a) to cure any ambiguity, defect or inconsistency; (b) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power conferred upon the Company or the Guarantors by the Indenture or herein; (c) to provide for collateral for or additional Guarantors of the Notes;
(d) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Indenture in accordance with the terms of the Indenture; (e) to comply with the TIA; (f) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor pursuant to the Indenture; (g) to evidence the release of any Guarantor; (h) to evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Notes; (i) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of the Indenture without the consent of any Holder; (j) to provide for the issuance and authorization of the Exchange Notes; or (k) to make any change that does not adversely affect the rights of any Holder.

         11. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

                  (a) the Company's failure to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (b) the Company's failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

                  (c) the Company's failure or the failure by any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Section 4.3 and 4.14 and Articles V and X of the Indenture, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                  (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                  (e) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing;

                  (f) a default in the Company's Indebtedness or the Indebtedness of any of its Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (i) resulting from the failure to pay principal at maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                  (g) unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000 at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days after such judgment became final and nonappealable; and

                  (h) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor denies or disaffirms its obligations under its Guarantee.

         12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         13. No Recourse Against Others. No direct or indirect incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Notes or the Indenture solely by reason of his or its status as such incorporator, stockholder, employee, officer or director; provided, that this
Section 13 shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN

(= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

         17. Notation of Guarantee. As more fully set forth in the Indenture, each of the Guarantors from time to time, in accordance with the provisions of the Indenture, shall irrevocably and unconditionally and jointly and severally guarantee, on a senior basis, in accordance with Article XI of the Indenture, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (b) all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such Guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XI of the Indenture, is released from its Guarantee or whose Guarantee otherwise ceases to be applicable pursuant to the terms of the Indenture.

         When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         18. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                Radiologix, Inc.
                           3600 JP Morgan Chase Tower
                                2200 Ross Avenue
                               Dallas, Texas 75201
                       Attention: Chief Financial Officer
                          Telephone No.: (214) 303-2777

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                   Your Signature:
     ---------------                   -----------------------------------------
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

Signature Guarantee*


--------------------------------------------------------------------------------



*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or 10.1 of the Indenture, check the box below:

                      [ ] Section 4.14    [ ] Section 10.1

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 or Section 10.1 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:                   Your Signature:
     ---------------                   -----------------------------------------
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

Signature Guarantee*


--------------------------------------------------------------------------------


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        Principal Amount of       Signature of
                        Amount of decrease in  Amount of increase in     this Global Note      authorized officer
                         Principal Amount of    Principal Amount of       following such       of Trustee or Note
   Date of Exchange       this Global Note        this Global Note    decrease (or increase)        Custodian
   ----------------     ---------------------  ---------------------  ----------------------   ------------------

                                    GUARANTEE

         The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and U.S. Bank, N.A., as trustee (the "Indenture") and any additional Guarantors), jointly and severally, irrevocably and unconditionally guarantee, in accordance with Article XI of the Indenture: (i) the due and punctual payment of the principal of, premium, if any, and interest on the 10.5% Senior Notes due 2008 (the "Notes") of Radiologix, Inc., a Delaware corporation (the "Company"), whether at the Maturity Date, or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (ii) the due and punctual payment or performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes, all in accordance with the terms set forth in Article XI of the Indenture; (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; and (iv) the payment of any and all costs and expenses (including attorneys' fees) incurred by the Trustee in enforcing any rights under this Guarantee.

         The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

         No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of any of the Guarantors, or any successor entity, shall have any personal liability in respect of the obligations of any of the Guarantors under the Guarantees or the Indenture solely by reason of his or its status as such stockholder, employee, officer or director; provided, that this provision shall in no way limit the obligation of any Guarantor pursuant to this Guarantee.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         The obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

         THE TERMS OF ARTICLE XI OF THE INDENTURE IS INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

         IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated:                , 2002
       ---------------
                                        IDE IMAGING PARTNERS, INC.
                                        PACIFIC IMAGING PARTNERS, INC.
                                        QUESTAR IMAGING, INC.
                                        WB&A IMAGING PARTNERS, INC.
                                        TREASURE COAST IMAGING PARTNERS, INC.
                                        RADIOLOGIX SERVICES, INC.
                                        ADVANCED IMAGING PARTNERS, INC.
                                        MID ROCKLAND IMAGING PARTNERS, INC.
                                        RADIOLOGY AND NUCLEAR MEDICINE
                                            IMAGING PARTNERS, INC.
                                        COMMUNITY IMAGING PARTNERS, INC.
                                        VALLEY IMAGING PARTNERS, INC.
                                        ADVANCED RADIOLOGY, LLC
                                        ADVANCED MEDICAL IMAGING, INC.
                                        M&S IMAGING PARTNERS I, INC.
                                        M&S IMAGING PARTNERS, L.P. (BY M&S
                                            IMAGING PARTNERS, INC., ITS GENERAL
                                            PARTNER)
                                        QUESTAR CLEVELAND, INC.
                                        QUESTAR TAMPA, INC.
                                        QUESTAR ORLANDO, INC.
                                        ROCKY MOUNTAIN OPENSCAN MRI, LLC
                                        PREMIER ADVANCED IMAGING NETWORK,
                                            LTD. (BY QUESTAR ORLANDO, INC., ITS
                                            GENERAL PARTNER)
                                        QUESTAR KANSAS, INC.
                                        QUESTAR PVH, INC.
                                        QUESTAR SAN FRANCISCO, INC.
                                        QUESTAR HENDERSON, INC.
                                        QUESTAR TRISTATES, INC.
                                        QUESTAR DULUTH, INC.
                                        QUESTAR LINCOLN, INC.
                                        QUESTAR PALM SPRINGS, INC.
                                        QUESTAR LOWER BUCKS, INC.
                                        QUESTAR TOLEDO, INC.
                                        QUESTAR LOS ALAMITOS, INC.
                                        QUESTAR VICTORVILLE, INC.
                                        QUESTAR COLUMBUS, INC.
                                        QUESTAR NAPERVILLE, INC.
                                        QUESTAR QUAKERTOWN, INC.
                                        QUESTAR TUCSON, INC.

                                        By:
                                           -------------------------------------
                                           Mark L. Wagar
                                           Chairman of the Board and Chief
                                           Executive Officer

                                        M&S IMAGING INVESTMENTS, INC.


                                        By:
                                           -------------------------------------
                                           Mark L. Wagar
                                           Chairman of the Board and Chief
                                           Executive Officer